                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.5

                               NISSAN-INFINITI LT,
                              as Origination Trust,

                                   NILT TRUST,
                               as UTI Beneficiary,

                                       and

                      NISSAN MOTOR ACCEPTANCE CORPORATION,
                                   as Servicer

                      ------------------------------------

                               SERVICING AGREEMENT

                            Dated as of March 1, 1999
                      ------------------------------------

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                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                     DEFINITIONS AND INTERPRETIVE PROVISIONS

Section 1.01. General Definitions.........................................................................       2
Section 1.02. Interpretation..............................................................................       2

                                   ARTICLE TWO

                     ADMINISTRATION AND SERVICING OF LEASES

Section 2.01. Duties of Servicer..........................................................................       3
Section 2.02. Records.....................................................................................       5
Section 2.03. Custodial Duties of Servicer................................................................       6
Section 2.04. Certificates of Title.......................................................................       6
Section 2.05. Initial Funding of Payments to Dealers......................................................       7
Section 2.06. Servicer's Repurchase Obligations and Option................................................       7
Section 2.07. Collections, Security Deposits and Other Receipts...........................................       9
Section 2.08. Settlement of Accounts......................................................................      10
Section 2.09. Servicing Compensation......................................................................      11
Section 2.10. Servicing Expenses and Reimbursement........................................................      12
Section 2.11. Repossession, Recovery and Sale of Leased Vehicles..........................................      12
Section 2.12. Servicer to Act on Behalf of Trustee........................................................      13
Section 2.13. Liability of Servicer; Indemnities..........................................................      13
Section 2.14. Third Party Claims..........................................................................      15
Section 2.15. Insurance...................................................................................      15

                                  ARTICLE THREE

                             STATEMENTS AND REPORTS

Section 3.01. Reporting by the Servicer; Delivery of Certain Documentation................................      16

                                  ARTICLE FOUR

                                SERVICER DEFAULTS

Section 4.01. Servicer Defaults; Termination of Servicer..................................................      18
Section 4.02. No Effect on Other Parties..................................................................      21
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                                       i

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                                  ARTICLE FIVE

                                  THE SERVICER

Section 5.01. Representations and Warranties..............................................................      22
Section 5.02. Limitation on Liability of Servicer.........................................................      23
Section 5.03. Merger......................................................................................      24
Section 5.04. Servicer Not to Resign; Assignment..........................................................      24

                                   ARTICLE SIX

                                  MISCELLANEOUS

Section 6.01. Termination of Agreement; Transfer of Servicing Materials to Successor Servicer.............      26
Section 6.02. Amendment...................................................................................      26
Section 6.03. Governing Law...............................................................................      27
Section 6.04. Relationship of this Agreement to Other Trust Documents.....................................      27
Section 6.05. Notices.....................................................................................      27
Section 6.06. Severability of Provisions..................................................................      28
Section 6.07. Inspection and Audit Rights.................................................................      28
Section 6.08. Binding Effect..............................................................................      28
Section 6.09. Table of Contents and Headings..............................................................      28
Section 6.10. Counterparts................................................................................      28
Section 6.11. Further Assurances..........................................................................      28
Section 6.12. Third-Party Beneficiaries...................................................................      29
Section 6.13. No Waiver; Cumulative Remedies..............................................................      29
Section 6.14. No Petition.................................................................................      29

                         ARTICLES SEVEN, EIGHT AND NINE

                                   [RESERVED]

                                    SCHEDULES

Schedule I - Lease Document Locations ....................................................................    SI-1

                                    EXHIBITS

Exhibit A - Definitions...................................................................................     A-1
Exhibit B - Leased Vehicle Power of Attorney..............................................................     B-1
Exhibit C - Filings Power of Attorney.....................................................................     C-1
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                                       ii

                               SERVICING AGREEMENT

         This Servicing Agreement, dated as of March 1, 1999, is among Nissan-Infiniti LT, a Delaware business trust (the "Origination Trust"), NILT Trust, a Delaware business trust ("NILT Trust"), as initial beneficiary of the Origination Trust (the "UTI Beneficiary"), and Nissan Motor Acceptance Corporation ("NMAC"), a California corporation, as servicer (the "Servicer").

                                    RECITALS

         WHEREAS, NILT Trust, as grantor (the "Grantor") and UTI Beneficiary, the Servicer, NILT, Inc., a Delaware corporation, as trustee of the Origination Trust (the "Trustee"), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), and U.S. Bank National Association, as trust agent (the "Trust Agent"), have entered into the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the "Origination Trust Agreement"), pursuant to which the Origination Trust was created to, among other things, take assignments and conveyances of and hold in trust various assets (the "Trust Assets");

         WHEREAS, the Origination Trust will be comprised of an undivided trust interest (the "UTI") and one or more special units of beneficial interest (each, a "SUBI"), each of which will constitute a separate series of the Origination Trust under Delaware law, and each of which will have allocated to it certain specified Trust Assets;

         WHEREAS, the parties desire to provide for, among other things, the servicing of the Trust Assets by the Servicer; and

         WHEREAS, the parties acknowledge that, in connection with, among other things, the creation of the UTI and one or more SUBIs, it may be necessary or desirable to enter into supplemental agreements hereto, providing for specific servicing obligations in connection therewith.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE One

                     DEFINITIONS AND INTERPRETIVE PROVISIONS

         1.01 General Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Origination Trust Agreement, except that references therein to the Trust shall be deemed to refer to the Origination Trust. Whenever used in this Agreement, unless the context otherwise requires, capitalized terms shall have the meanings ascribed thereto in Exhibit A.

         1.02 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits and Schedules hereto, (iii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section herein, (iv) references to an Article or Section such as "Article One" or Section 1.01" shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", (vi) the term "or" shall include "and/or", (vii) the term "proceeds" shall have the meaning ascribed to such term in the UCC,
(viii) in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall mean "to but excluding" and (ix) the phrase "Trustee on behalf of the Origination Trust," or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Origination Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Origination Trust.

                                  ARTICLE Two

                     ADMINISTRATION AND SERVICING OF LEASES

         2.01 Duties of Servicer.

         (a) The Servicer shall service, administer and collect under the Leases and in respect of the Leased Vehicles in accordance with this Agreement and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such servicing, administration and collection that it may reasonably deem necessary or desirable in the interests of the Origination Trust. The duties of the Servicer shall include, among other things, in accordance with this Agreement, the Origination Trust Agreement and any applicable Supplement or Servicing Supplement:

                  (i) performing on behalf of the Origination Trust all obligations on the part of the Lessor under the Leases;

                  (ii) collecting and processing payments, responding to inquiries of Lessees, investigating delinquencies, sending payment statements and reporting tax information to Lessees, paying costs of the sale or other disposition of Leased Vehicles related to Liquidated Leases and paying all state and local personal property, use, excise and sales taxes on the Leased Vehicles (to the extent required to be paid by the Lessor under applicable State law) as and when such taxes become due;

                  (iii) negotiating with the Lessees of Leases nearing their respective Maturity Dates and arranging for extensions of the related Lease or the sale (to the Lessee, a Dealer or any other Person) or other disposition of the related Leased Vehicle in accordance with the Servicer's customary practices;

                  (iv) executing and delivering, in its own name or in the name of the Origination Trust or the Trustee on behalf of the Origination Trust, as the case may be, any and all instruments, certificates or other documents necessary or advisable in connection with the servicing or administering of or collecting under the Leases and in respect of the Leased Vehicles, including: (A) bills of sale; (B) applications for originals or duplicates of Certificates of Title in the name of the Origination Trust or the Trustee on behalf of the Origination Trust, applications for registrations of Leased Vehicles or license plates, applications for transfers of Certificates of Title or registrations for Leased Vehicles or license plates and any instruments, certificates or other documents which the Servicer deems necessary or advisable to record, maintain or release title to or registration of Leased Vehicles in the manner contemplated hereby; (C) consents, amendments, extensions or modifications to any of the Leases; and (D) all other instruments, certificates or other documents similar to the foregoing;

                  (v) servicing the Leases, including: (A) accounting for collections and furnishing periodic statements to the Trustee with respect to distributions as set forth herein or in the applicable Supplements or Servicing Supplements, (B) generating or causing to be generated federal and state tax information and returns on behalf of the Origination Trust and (C) filing periodic sales and use tax or property (real or personal) tax reports;

                  (vi) in connection with the creation and maintenance of each Sub-Trust, creating, maintaining and amending the Schedule of Leases and Leased Vehicles, and delivering to the Trustee, from time to time, as provided in a related Servicing Supplement, a Schedule of Leases and Leased Vehicles that is current as of a date not more than ten days prior to the date of such delivery;

                  (vii) applying for and maintaining the licenses, permits and authorizations and making the filings described in Section 5.01(c) of the Origination Trust Agreement; and

                  (viii) such other activities as shall be necessary or advisable in connection with the foregoing.

For the purpose of servicing the Trust Assets, the servicing provisions contained in this Agreement shall replace in their entirety the servicing provisions contained in the Origination Trust Agreement.

         (b) The Servicer shall service, administer and collect with respect to the Leases and the Leased Vehicles using the same degree of care and diligence as (i) NMAC employs in servicing leases and leased vehicles in NMAC's Portfolio that are not assigned to the Origination Trust, or (ii) if NMAC is no longer the Servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others. The Servicer's procedures are set forth in the Credit and Collection Policy. The Servicer shall maintain a copy of the Credit and Collection Policy on behalf of the Origination Trust at the Trust Office and shall promptly incorporate into such copy all material changes thereto.

         (c) The Servicer may retain subservicers or agents by agreement, power of attorney or otherwise to assist the Servicer in performing its servicing functions; provided, however, that any delegation of duties to any subservicer or agent shall not relieve the Servicer of any of its obligations hereunder.

         (d) The Servicer is authorized to, in its own name, in the name of the Origination Trust or in the name of the Trustee (or a Co-Trustee) on behalf of the Origination Trust, commence, defend against or otherwise participate in a Proceeding relating to or involving the protection or enforcement of the interests of the Origination Trust, the Trustee (or a Co-Trustee) on behalf of the Origination Trust, a Holder or a Beneficiary in any Lease, Leased Vehicle or other Trust Asset. If the Servicer shall commence, defend against or otherwise participate in a Proceeding in its own name or in the name of the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust, a relevant Holder or a Beneficiary, each such Person shall thereupon be deemed to have automatically assigned its interest in (including legal title to) the related Lease, Leased Vehicle or other Trust Asset, as applicable, to the Servicer to the extent necessary for the purposes of such Proceeding. If in any Proceeding it is held that the Servicer may not enforce the rights of the Origination Trust, the Trustee (or a Co-Trustee) on behalf of the Origination Trust, a relevant Holder or a relevant Beneficiary in a Lease, Leased Vehicle or other Trust Asset on the grounds that it is not the real party in interest or a holder entitled to enforce such Lease or other relevant document or instrument, the Trustee shall, at the direction of the Servicer, take steps to enforce the interest of each related entity in such Lease, Leased Vehicle or other Trust Asset, including bringing suit in its own name or in the name of any of the foregoing.

         (e) The Trustee shall furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing, administration and collection duties hereunder and under each applicable Supplement or Servicing Supplement.

         2.02 Records.

         (a) Except as otherwise provided in a related Servicing Supplement, the Servicer shall maintain accurate and complete accounts, records and computer systems with respect to (i) all funds and other receipts with respect to the UTI and the SUBIs, (ii) the Trust Assets and (iii) all matters related directly to the servicing of the Leases in each case, as are consistent with the customary servicing procedures of the Servicer. Such accounts, records and computer systems shall indicate the Sub-Trust to which each Lease, Leased Vehicle or other Trust Asset is allocated and reflect the interest of the Related Beneficiary therein. Except where otherwise noted in the definition of "Lease Documents", the Servicer may maintain each Lease Document as an image, fiche or electronic record rather than in original form. The Servicer shall not be required to physically segregate the Lease Documents and related accounts, records and computer systems from leases, vehicle information and related documentation for other leases or vehicles in NMAC's Portfolio. The Servicer shall conduct, or cause to be conducted, periodic examinations of a representative sample of the Lease Documents for the Leases and of the related accounts, records and computer systems to verify compliance with the Credit and Collection Policy.

         (b) The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors the Lease Documents and the related accounts, records and computer systems maintained by the Servicer or any subservicer or agent of the Servicer at such times as the Trustee shall reasonably instruct at the locations where maintained pursuant to this Agreement.

         (c) The Servicer shall promptly report to the Trustee any material failure on the part of the Servicer to hold or retain possession of the Lease Documents and maintain its accounts, records and computer systems in accordance with the requirements of this Agreement. The Servicer shall promptly take appropriate action to remedy any such failure.

         (d) To the extent that the Servicer has Lease Documents in its possession, the Servicer shall hold such Lease Documents, as agent and bailee for the benefit of the Origination Trust and all present and future Holders and Beneficiaries.

         (e) In the exercise of its duties and powers hereunder, the Servicer may release any Lease Document to the Trustee (or any related Co-Trustee) on behalf of the Origination Trust or its agent or designee, as the case may be, at such place or places as the Trustee (or such Co-Trustee) may designate. The Servicer shall not be responsible for any Loss occasioned by the failure of the Trustee (or any related Co-Trustee) to return any document or for any delay in doing so.

         2.03 Custodial Duties of Servicer. The Servicer shall serve as custodian of the Lease Documents for the benefit of the Origination Trust. The Lease Documents are hereby constructively delivered to the Origination Trust with respect to each Lease and Leased Vehicle. In its capacity as custodian, the Servicer shall maintain possession of the Lease Documents as agent and bailee for the benefit of the Origination Trust and all present and future Holders and Beneficiaries. The Servicer shall hold such Lease Documents at the locations specified in Schedule I or at such other location or locations as shall be specified by the Servicer to the Trustee by 30 days' prior written notice.

         2.04 Certificates of Title.

         (a) In connection with the filing of the application for each Certificate of Title, the Servicer shall arrange for the related Registrar of Titles to issue and deliver to or upon the order of the Servicer a Certificate of Title identifying the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust as the owner of the related Leased Vehicle. The Certificates of Title shall be held by the Servicer. The Servicer shall direct each Dealer or other entity assigning Leases or causing Leases to be assigned to the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust to cause each Certificate of Title to identify (i) the owner of the Leased Vehicle as "Nissan-Infiniti LT", "SunTrust Bk Atlanta", "NILT c/o [Lessee's Name]", "NILT, Inc., as Trustee for Nissan-Infiniti LT", "NILT, Inc.", the name of a co-trustee as may be required under applicable State law or such other designation as may be agreed upon by the Servicer and the Related Beneficiary from time to time that is acceptable to the related Registrar of Titles, and (ii) if Administrative Liens are used, such first lienholder as may be agreed upon by the Servicer and the Related Beneficiary from time to time and that is acceptable to the applicable Registrar of Titles.

         (b) Except as otherwise required by applicable law, the related Registrar of Titles or the Servicer's customary servicing procedures, the Servicer shall direct each Dealer to include the address of the Principal Service Facility as the mailing address for the Certificate of Title, the address of the related Lessee as the mailing address for the vehicle registration, and, where applicable, the address of the Principal Service Facility, as the address of the first lienholder, and otherwise to comply with the Servicer's normal requirements under the Dealer Agreements with respect to each Lease and Certificate of Title. Except as otherwise required by applicable law or the applicable Registrar of Titles, so long as a Leased Vehicle is owned by the Origination Trust, the Servicer shall not permit the related Certificate of Title to identify any entity other than in compliance with Section 2.04(a).

         (c) Upon transfer to or from the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust of legal title to any Leased Vehicle, the Servicer shall cause all applicable Taxes to be paid and will comply with all applicable federal and State law requirements related to the transfer of title to such Leased Vehicle.

         2.05 Initial Funding of Payments to Dealers.

         (a) In the ordinary course of its business, NMAC shall maintain or enter into Dealer Agreements with Dealers eligible to generate Eligible Leases. Pursuant to the Assignment Agreement, NMAC shall direct each Dealer (i) to assign to the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust all Eligible Leases and the related Leased Vehicles and
(ii) to apply for the Certificates of Title to the Leased Vehicles related to Leases originated by such Dealer to be issued with the name on the Certificate of Title as specified by the Servicer in accordance with Section 2.04. Pursuant to the Assignment Agreement, NMAC will instruct each Dealer to deliver the applicable Lease Documents to or upon the order of the Servicer. The obligations of the Servicer pursuant to this Section shall survive any partial or complete termination of the Servicer pursuant to this Agreement.

         (b) Except as otherwise prohibited in the applicable Supplement or Servicing Supplement, the UTI beneficiary shall make Capital Contributions to the Origination Trust in the amounts required to pay to the relevant Dealers the purchase price for Leases and Leased Vehicles that NMAC has caused such Dealers to assign to the Origination Trust from time to time pursuant to the Assignment Agreement and the related Dealer Agreements. Such Capital Contributions may be funded by a loan made by NMAC to the UTI Beneficiary secured by a pledge of the UTI Certificate or by other means. In lieu of paying Capital Contributions to the Origination Trust and having the Origination Trust pay the Dealers, the UTI Beneficiary may, on behalf of the Origination Trust, pay or cause to be paid the amounts of such Capital Contributions directly to the Dealers to whom payment is due.

         2.06 Servicer's Repurchase Obligations and Option.

         (a) The Servicer hereby represents and warrants to the other parties hereto and the parties to the Origination Trust Agreement that, as to each Lease and the related Leased Vehicle as of the relevant Vehicle Representation Date, the Servicer has satisfied, or has directed the related Dealer to satisfy, the provisions of Section 2.04 with respect to such Lease and the application for the related Certificate of Title. The Origination Trust shall rely on such representation and warranty in accepting each Lease and Leased Vehicle. Such representation and warranty shall survive the transfer of each Lease and the related Leased Vehicle, and delivery of the related Lease Documents to the Trust pursuant to the Origination Trust Agreement and this Agreement.

         (b) Upon discovery by the Trustee, the Servicer, the Related Beneficiary or a related Holder that the representation or warranty in Section 2.06(a) was incorrect as of the related Vehicle Representation Date in a manner that materially adversely affects the interest of the Origination Trust in the related Lease or a Leased Vehicle, the Person discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer. Except as otherwise prohibited in the applicable Supplement or Servicing Supplement, on or before the Payment Date related to the Collection Period in which the Servicer discovers such incorrectness (whether pursuant to such notice or otherwise), the Servicer shall cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the related Vehicle Representation Date. If the Servicer will be unable or unwilling to cure such circumstance or condition by such Payment Date, on the Deposit Date for the related

Collection Period, the Servicer shall (i) deposit (or cause to be deposited) into the Collection Account an amount equal to the Repurchase Amount, and (ii) direct the Trustee to cause such Lease and Leased Vehicle to be conveyed to the Servicer or Dealer as described below. If the Servicer receives funds from a Dealer pursuant to such Dealer's obligation under a Dealer Agreement or otherwise to repurchase a Lease and Leased Vehicle that is required to be repurchased or reallocated pursuant to this Section, the Servicer shall deposit such funds within two Business Days of receipt to the Collection Account and return to such Dealer the Lease and any Certificate of Title that has been issued with respect to the related Leased Vehicle.

         (c) If a Lessee changes the domicile of or title to a Leased Vehicle and such change would be likely to result in the Origination Trust doing business in a Restricted Jurisdiction, then on the Deposit Date related to the Collection Period in which the Servicer discovers or is notified of such change, the Servicer shall purchase such Lease and the related Leased Vehicle by either
(i) depositing to the Collection Account an amount equal to the Repurchase Amount or (ii) appropriately segregating and designating an amount equal to the Repurchase Amount on its records, pending application thereof pursuant to this Agreement.

         (d) The purchase by the Servicer or a Dealer of a Lease and the related Leased Vehicle pursuant to this Section shall be deemed to cure the breach of representation or warranty or other situation giving rise to the repurchase obligation for purposes of this Agreement. Upon any such purchase, the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust, as applicable, shall be deemed to transfer, assign, set over and otherwise convey to the Servicer (or the related Dealer, as applicable), without recourse, representation or warranty, all of the Origination Trust's interest in the repurchased Lease and Leased Vehicle, including all monies due or to become due with respect thereto after the date of such repurchase and all proceeds thereof. The Trustee shall, at the expense of the Servicer, execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Servicer to effect the conveyance of such Lease and Leased Vehicle pursuant to this Section. Such actions shall include executing and filing with the related Registrar of Titles an application for transfer of ownership of the related Leased Vehicle to the Servicer or the Dealer, as applicable.

         (e) Except as otherwise set forth herein or in the related Supplement or Servicing Supplement, the sole remedy of the Origination Trust, the Related Beneficiary and the related Holders with respect to a change of domicile by a Lessee resulting in the Origination Trust doing business in a Restricted Jurisdiction shall be to require the Servicer to deposit the applicable Repurchase Amount in the Collection Account and thereby purchase the applicable Lease and Leased Vehicle as provided in this Section. The obligations of the Servicer under this Section shall survive any partial or complete termination of the Servicer hereunder.

         (f) Notwithstanding the foregoing, the Servicer may purchase a Matured Vehicle at any time. If such Leased Vehicle is allocated to (i) the UTI, the purchase price shall equal the Lease Book Balance of such Lease as of the related Maturity Date or (ii) a Sub-Trust, the purchase price shall be determined as set forth in the related Servicing Supplement.

         2.07 Collections, Security Deposits and Other Receipts.

         (a) The Servicer shall use commercially reasonable efforts to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates. Consistent with the foregoing, the Servicer may in its discretion waive any late payment charge, in whole or in part, in connection with delinquent payments on a Lease. The Servicer shall account to the Origination Trust for the Trust Assets related to each Sub-Trust separately in accordance with this Agreement, the Origination Trust Agreement and the related Servicing Supplement or Supplement.

         (b) To the extent required by a related Supplement or Servicing Supplement, the Servicer shall transfer from the related Collection Account (or a SUBI Lease Account, as applicable) such funds as are required to be so transferred in connection with any Trust Asset Transfer.

         (c) With respect to any Collections received by the Servicer:

                  (i) Within two Business Days after receiving any check or other receipt related to a Lease, the Servicer shall enter into its computer system the following information, to the extent available: (A) the amount of the receipt, (B) the lease number to which such receipt relates, (C) the nature of the payment (i.e., whether a Monthly Payment, a Payment Ahead, a Payoff, proceeds of Dealer Recourse, Net Auction Proceeds, Net Liquidation Proceeds, Insurance Proceeds or Administrative Charge (and type thereof)), (D) the date of receipt of such payment and (E) the Sub-Trust to which such Lease has been allocated (collectively, the "Payment Information").

                  (ii) As to any such funds received by the Servicer for which the Servicer does not have all Payment Information, the Servicer shall enter into its computer system all available Payment Information and use its commercially reasonable efforts to obtain all missing Payment Information as soon as practicable and shall enter the remaining Payment Information into its computer system upon receipt thereof.

                  (iii) The Servicer shall cause the portions of the Administrative Charge representing allocations of taxes to pay all such amounts as are contemplated by the related Lease.

                  (iv) By the later of the close of business on (A) the second Business Day after receipt or (B) the day on which all related Payment Information is received by the Servicer, the Servicer shall, except as otherwise provided in a related Servicing Supplement, either (1) deposit into the related Collection Account all such funds other than
         (x) Administrative Charges and (y) Disposition Expenses, Liquidation Expenses and Insurance Expenses to be reimbursed to the Servicer pursuant to Section 2.11, or (2) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement.

         (d) With respect to Security Deposits:

                  (i) Subject to Section 6.01(b), the Servicer shall treat all Security Deposits remitted to it (or deemed remitted to it) in accordance with its customary servicing procedures as agent, custodian and bailee for the Origination Trust and as proceeds of the Leases, pending application of the proceeds thereof pursuant to clause (ii) below.

                  (ii) The Servicer shall apply the proceeds of each Security Deposit in accordance with applicable law and the terms of the related Lease, including payment of shortfalls resulting from the related Lessee's default or failure to make payments required by the related lease or from damage to the related Leased Vehicle. Upon termination of a Lease, the Servicer shall return to the related Lessee any portion of the related Security Deposit remaining after deducting any amounts permitted under applicable law and the related Lease. To the extent permitted by applicable law and the related Lease, if a Lease becomes a Liquidated Lease, then the related Security Deposit shall become Liquidation Proceeds, which the Servicer shall apply (net of any Liquidation Expenses) to amounts owed by the related Lessee under such Lease.

                  (iii) The Servicer shall not be required to segregate Security Deposits from its own funds (except for Security Deposits paid in connection with Leases originated in the state of New York, which Security Deposits must be segregated). Any income earned from any investment on the Security Deposits by the Servicer shall be for the account of the Servicer as additional compensation (except for income earned on Security Deposits paid in connection with Leases originated in the state of New York, which income, if any, must be reserved for the lessee who initially paid the Security Deposit).

         (e) With respect to any other funds received by the Servicer or the Trustee related to any Trust Asset, upon receipt the Servicer shall either (i) deposit such funds to the related Collection Account or (ii) appropriately segregate and designate such funds on its records, pending application thereof pursuant to this Agreement.

         (f) The Servicer shall from time to time, in accordance with the Origination Trust Agreement or an applicable Supplement or Servicing Supplement,
(i) identify and allocate on the books and records of the Origination Trust certain Leases and Leased Vehicles into one or more SUBIs, either upon the initial creation of such SUBI or periodically following its creation, and (ii) direct the Trustee to transfer periodically from and to the related Trust Accounts (A) such funds as are provided for in such Supplement or Servicing Supplement in connection with any Trust Asset Transfer and (B) such SUBI's appropriate share of the Liabilities of the Origination Trust, as determined in accordance with the Origination Trust Agreement and such Supplement or Servicing Supplement.

         2.08 Settlement of Accounts.

         (a) On or before each Calculation Date, the Servicer shall, with respect to (i) the UTI and (ii) the SUBI, deliver to the Trustee, each UTI Holder, SUBI Holder and each Registered Pledgee, a Settlement Statement documenting, as applicable, (A) all advances to be made to, and distributions (including Servicer reimbursement) to be made from, the related Collection

Account, or (B) the manner in which the Servicer will apply all related UTI Collections or SUBI Collections received by the Servicer on or prior to the next ensuing Payment Date.

         (b) The Servicer shall, from time to time, determine the respective amounts and recipients and:

                  (i) as and when required by and as provided in this Agreement or a related Servicing Supplement, transfer from the related Collection Account to the Servicer any due and unpaid Servicing Fees;

                  (ii) as and when required by the Origination Trust Agreement, this Agreement or a related Supplement or Servicing Supplement, transfer from the UTI Collection Account any Trust Expenses, Reimbursable Expenses or Liabilities for which reimbursement is authorized hereunder or thereunder to the Person entitled thereto;

                  (iii) as and when required by a related Supplement or Servicing Supplement, transfer from the related SUBI Collection Account to the UTI Collection Account funding for each SUBI's share of any allocable Trust Expenses, Reimbursable Expenses or Losses for which reimbursement is authorized by the Origination Trust Agreement or such Supplement or Servicing Supplement to the extent not otherwise provided for in this Section;

                  (iv) as and when required in connection with a Securitized Financing, transfer from the related Collection Account to the related Distribution Account such amounts as are required to be distributed from time to time in connection with such Securitized Financing;

                  (v) as and when required by the Origination Trust Agreement or a related Supplement or Servicing Supplement, transfer between the related Collection Accounts (or a SUBI Lease Account, as applicable) any other funds as provided for in the Origination Trust Agreement or any such Supplement or Servicing Supplement; and

         (c) Anything to the contrary notwithstanding, the Servicer shall be entitled to make any of the foregoing transfers by appropriately segregating and designating the relevant funds on its records, pending application thereof in accordance with this Agreement.

         2.09 Servicing Compensation.

         (a) As compensation for the performance of its obligations under this Agreement, and subject to any applicable Servicing Supplement, the Servicer shall be entitled to receive with respect to (i) the UTI, the Servicing Fee and
(ii) a SUBI, such Servicing Fee and such additional compensation as may be provided for in the related SUBI Servicing Supplement. If at any time the Servicer shall service only the Trust Assets allocated to a particular Sub-Trust, any servicing compensation shall be calculated based only on such Trust Assets and shall be deemed to be an expense incurred only with respect to such Sub-Trust. The Servicing Fee shall be deemed to be an expense incurred with respect to and allocated to the related Trust Assets, rather than all Trust

Assets generally, and shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         (b) Unless otherwise provided in a Servicing Supplement, the Servicer shall be entitled to additional servicing compensation with respect to the related Trust Assets in the form of Administrative Charges to the extent not required for the payment of insurance premiums, taxes or similar charges allocable to the Leases.

         2.10 Servicing Expenses and Reimbursement.

         (a) Subject to any applicable Servicing Supplement, the Servicer shall pay all expenses incurred by it in connection with its servicing activities and shall not be entitled to reimbursement of such expenses except for unpaid Disposition Expenses, Insurance Expenses, Liquidation Expenses and Reimbursable Expenses. The Servicer shall advance Insurance Expenses, Disposition Expenses, Liquidation Expenses and Reimbursable Expenses to the extent required to service the related Trust Assets. The Servicer shall be entitled to be reimbursed for Insurance Expenses, Disposition Expenses and Liquidation Expenses to which it is entitled by depositing only Net Insurance Proceeds, Net Auction Proceeds and Net Liquidation Proceeds to the related Collection Account or by appropriately segregating and designating such funds on its records, pending application thereof.

         (b) Except as otherwise provided in a Supplement or Servicing Supplement, the Servicer may obtain on any day from the Origination Trust, out of each Collection Account, reimbursement for any Reimbursable Expenses for the related Sub-Trust for any or all prior Collection Periods; provided, that (i) the Servicer shall have delivered to the Trustee an Officer's Certificate setting forth the calculation of such Reimbursable Expenses and (ii) any such reimbursement may not exceed the excess, if any, as of the date immediately preceding the date of such Officer's Certificate, of the related Collection Account Balance over the Required Collection Account Balance.

         2.11 Repossession, Recovery and Sale of Leased Vehicles.

         (a) Subject to Section 2.11(b), the Servicer shall use commercially reasonable efforts to sell or otherwise dispose of any Matured Vehicle not purchased by the Lessee and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle. In accordance with the foregoing standards, the Servicer shall follow such practices and procedures as are consistent with the standards set forth in Section 2.01(b), which may include (i) engaging in self-help repossession to the extent permitted under applicable law, (ii) exercising reasonable efforts to realize upon Dealer Recourse, (iii) consigning a Leased Vehicle to a Dealer for resale or re-lease (to the extent permitted by applicable law), (iv) selling a Leased Vehicle at public or private sale in a commercially reasonable manner or (v) commencing and prosecuting Proceedings with respect to such Lease or the related Leased Vehicle, in each case in compliance with the related Lease and all applicable laws.

         (b) The Servicer shall not be required to expend its own funds in repairing a Leased Vehicle that has been damaged unless the Servicer shall reasonably determine that such expenditure is likely to enhance Net Auction Proceeds or Net Liquidation Proceeds, as applicable. The Servicer shall expend funds in connection with the repossession, recovery or sale of any Leased Vehicle (and such expense shall be deemed a Liquidation Expense) only to the extent that it reasonably determines that anticipated Liquidation Expenses will not exceed anticipated Liquidation Proceeds. Except as otherwise provided in the related Servicing Supplement, the Servicer shall be reimbursed for Disposition Expenses and Liquidation Expenses as provided in Section 2.10. The Trustee on behalf of the Origination Trust shall grant to the Servicer a Leased Vehicle Power of Attorney, and the Servicer, as "Grantee" thereunder, with full power of substitution, shall give prompt notice to the Trustee upon any such substitution.

         2.12 Servicer to Act on Behalf of Trustee.

         (a) The Servicer shall be deemed to have received proper instructions with respect to any of the books and records relating to the Trust Assets, including any Lease Document, upon receipt of written instructions by a Responsible Officer of the Trustee (or a Co-Trustee) or the Trust Agent. A certified copy of a bylaw or a Board Resolution of the Trustee or the Trust Agent shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee or the Trust Agent, as the case may be.

         (b) The Servicer shall identify from time to time all (i) UCC financing statements reflecting certain interests in Leases allocated to a particular Sub-Trust and all related rights, (ii) periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Origination Trust and the Trustee, (iii) periodic renewals of licenses and permits, (iv) periodic renewals of qualifications to act as a business trust and trustee of a business trust and (v) other periodic governmental filings, returns, registrations or approvals (collectively, "Filings") arising with respect to or required of the Trustee or the Origination Trust, including (in the case of clauses (iii) and (v)) such licenses, permits and other Filings as are required for the Origination Trust or the Trustee on behalf of the Origination Trust, as the case may be, to accept assignments of Leases or Leased Vehicles and to be identified and maintained as the owner of the Leased Vehicles on the related Certificates of Title, as contemplated by Sections 2.04 and 2.05(a). The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Origination Trust or the Trustee in respect of any Filing. The Servicer, with, to the extent applicable, the cooperation of the UTI Beneficiary, the Trustee or the Origination Trust, shall timely prepare and file or cause to be filed, with the appropriate Person each Filing and each such ancillary undertaking, and shall pay any and all fees, Taxes or expenses required to be paid in connection with the foregoing. The Servicer shall provide to the Trustee a copy of each such Filing or undertaking upon request, other than Consolidated Tax Filings. In connection with this Section, the Trustee shall grant to the Servicer such authority, including any necessary power of attorney (including a Filings Power of Attorney), as it may require to effect each such Filing or ancillary undertaking. If the Servicer receives notice, or has actual knowledge, of material non-compliance with any Filing requirement, it shall promptly so notify the Trustee. The Servicer shall not be required to perform any of the actions specified in this Section in connection with any requirements that may be applicable to any Co-Trustee, except to the extent provided for in an applicable Co-Trustee Agreement to which the Servicer is a party.

         2.13 Liability of Servicer; Indemnities.

         (a) The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by it and shall have no other obligations or liabilities hereunder.

         (b) The Servicer shall indemnify, defend and hold harmless the following parties:

                  (i) the Origination Trust, the Trustee, any Co-Trustees, the Trust Agent, the Beneficiaries, the Holders and any Registered Pledgees, and their respective officers, directors, shareholders, Affiliates, employees and agents, from and against any and all Losses arising out of or resulting from the use or operation of any Leased Vehicle by the Servicer or any Affiliate thereof;

                  (ii) the Origination Trust, the Trustee, any Co-Trustees, the Trust Agent, the Beneficiaries, the Holders and any Registered Pledgees from and against any and all Losses to the extent that such Losses arose out of, or were imposed upon, such Persons by reason of the performance by the Servicer of its duties under this Agreement, the Trust Agreement or a Servicing Supplement (excluding credit and residual Losses) or by reason of its disregard of its obligations and duties hereunder or thereunder;

                  (iii) the Origination Trust, the Trustee, any Co-Trustees and the Trust Agent from and against any Taxes that may at any time be asserted against the Origination Trust, the Trustee, any Co-Trustee or the Trust Agent with respect to the transactions contemplated by this Agreement, the Origination Trust Agreement or a Servicing Supplement (other than Taxes based on income payable to such Persons hereunder and thereunder), including any sales, gross receipts, general corporation, tangible personal property, privilege or license Taxes and costs and expenses in defending against the same; and

                  (iv) the Trustee, any Co-Trustees and the Trust Agent from and against all Losses arising out of or incurred in connection with their acceptance or performance of the trusts and duties contained in this Agreement, a Servicing Supplement or any other Trust Document, except to the extent that any such Loss (A) is due to the willful misconduct, bad faith or negligence (except for good faith errors in judgment) of the Trustee or the Trust Agent, (B) arises from the material breach by the Trustee, any Co-Trustee or the Trust Agent of any of its obligations, representations or warranties in this Agreement, a Servicing Supplement or in any Trust Agency Agreement or (C) arises out of or is incurred in connection with the performance by the Trust Agent of the duties of Successor Servicer hereunder.

         (c) If the Servicer has made any indemnity payment pursuant to this Section, it shall be a condition of such payment that if the recipient thereafter collects from the Origination Trust, the Trust Assets or third parties any amounts with respect to which the Servicer has made an indemnity payment to the recipient hereunder, the Servicer shall be entitled to be reimbursed by the recipient to the extent of such amounts collected, without interest.

         (d) The obligations of the Servicer under this Section shall survive
(i) any transaction described in Section 5.04 and any acts, occurrences or transactions related thereto whether arising before or after the date of such transaction, (ii) the resignation or removal of the Servicer or the Trustee and
(iii) the termination of this Agreement, any related Servicing Supplement and the other Trust Documents.

         (e) This Section supercedes Section 6.02(a) of the Origination Trust Agreement.

         2.14 Third Party Claims. The Servicer shall immediately notify the UTI Beneficiary, each Related Beneficiary, each related Holder and the Trustee, upon learning of a Claim or Lien of whatever kind of a third party that would be likely to have a material adverse impact (not reasonably expected to be covered by insurance) on the Origination Trust, any Sub-Trust or any Trust Assets allocated to a particular Sub-Trust. The Servicer shall be responsible for the defense of any Claim against the Trustee arising pursuant to or in connection with a Claim or Proceeding (i) contemplated by Sections 2.13(b)(i), (ii) and
(iii), subject to the qualifications described therein, (ii) originally commenced by the Servicer to enforce a Lease or (iii) with respect to the servicing of a Lease. If the Servicer is responsible for the defense of such a Proceeding or Claim, the Servicer will provide such information with respect thereto as is reasonably requested by the UTI Beneficiary, a Related Beneficiary, a related Holder (including any Registered Pledgees entitled to such information) or the Trustee, as applicable.

         2.15 Insurance.

         (a) At the inception of each Lease, the Servicer shall (i) require each Lessee to execute and deliver to the Servicer, on behalf of the Origination Trust, an Agreement to Provide Insurance and (ii) in States where so required by the issuer of the Contingent and Excess Liability Insurance Policy, obtain confirmation of the issuance to the Lessee of automotive liability insurance meeting the requirements of such issuer. If a Lessee fails to obtain or maintain required insurance, the Servicer may deem the related Lease to be in default, and the Servicer shall determine whether to repossess or recover the related Leased Vehicle in accordance with Section 2.11 or otherwise to seek enforcement of such Lease.

         (b) The Servicer will maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless a replacement insurance policy or policies is obtained providing coverage against third party claims that may be raised against the Origination Trust or the Trustee on behalf of the Origination Trust and, except as otherwise provided in a Servicing Supplement relating to a Securitized Financing, against any trust created in connection with such Securitized Financing that issues securities, in each case with respect to any Leased Vehicle (or, in the case of any such securitization trust, against the Leased Vehicles allocated to the related UTI or SUBI, as the case may be), in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of $15 million combined single limit each occurrence without limit on the number of occurrences in any policy period (which policy or policies may be a blanket insurance policy or policies covering the Servicer and one or more of its Affiliates). On or before March 31 of each year, commencing March 31, 2001, the Servicer shall provide to the Trustee an Officer's Certificate certifying that the Insurance Policy the Servicer is required to maintain pursuant to this Section is in full force and effect. The obligations of the Servicer pursuant to this Section with respect to the Trust Assets shall survive any termination of the Servicer's other obligations under this Agreement until such time as Claims can no longer be brought which would be covered by such policies, whether as a result of the expiration of relevant statutes of limitations or otherwise.

                                  ARTICLE Three

                             STATEMENTS AND REPORTS

         3.01 Reporting by the Servicer; Delivery of Certain Documentation.

         (a) Except as otherwise provided in any Servicing Supplement, on each Calculation Date, the Servicer shall deliver to the Trustee, each Beneficiary and each Holder (including any Registered Pledgee entitled thereto) a Settlement Statement for the related Collection Period.

         (b) Within 90 days after the end of each fiscal year (commencing June 30, 2000), the Servicer shall cause the Independent Accountants of the Servicer to deliver an agreed-upon procedures letter for the preceding year (or shorter period, with respect to the first such letter) ended March 31, addressed to the Trustee, the Servicer, the Related Beneficiaries, the related Holders (including any Registered Pledgee entitled thereto) and if any Rated Securities are outstanding, each Rating Agency, confirming that such Independent Accountants have performed the outlined procedures and such other auditing procedures as they considered necessary in the circumstances and stating that nothing came to the attention of such Independent Accountants that caused them to believe that the servicing of the Leases was not being conducted, or that distributions on the Rated Securities (if any) were not being made, in each case in accordance with this Agreement and any applicable Servicing Supplement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such Independent Accountants require the Trustee to agree to the outlined procedures, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and that the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         (c) Within 90 days after the end of each fiscal year (commencing June 30, 2000), the Servicer shall deliver an Officer's Certificate to the Trustee, the Related Beneficiaries and each UTI Holder (including any Registered Pledgee entitled thereto) to the effect that a review of the activities of the Servicer during the preceding year (or shorter period, with respect to the first such certificate) ended March 31 has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such year (or shorter period, as applicable) a Servicer Default has occurred, and (i) stating that, to the best knowledge of such officer, no Servicer Default has occurred or (ii) if a Servicer Default has occurred, specifying the nature of such default and the status thereof.

         (d) On or before each Calculation Date, the Servicer shall, with respect to (i) the UTI, upon request and (ii) each SUBI, as specified in a related Servicing Supplement, cause to be delivered to (A) the Trustee, upon request, a revised Schedule of Leases and Leased Vehicles, containing data as of the last day of the related Collection Period, (B) the Trustee and the Related Beneficiary, a report in respect of such Collection Period setting forth any information required to be set forth therein by the related Servicing Supplement and (C) the Trustee, to the extent reimbursement is requested pursuant to
Section 2.10, an Officer's Certificate of the Servicer identifying all related Leases and Vehicles acquired by the Origination Trust during such Collection Period, the aggregate cost of such acquisitions, the amount transferred by the Servicer during such Collection Period to fund such acquisitions, the amount of all Reimbursable Expenses paid by the Servicer during such Collection Period, the amount of all Capital Contributions made by the Related Beneficiary during such Collection Period, the amount of any transfer during such Collection Period into the related Collection Account and the balance due the Servicer with respect to any unreimbursed advances.

                                  ARTICLE Four

                                SERVICER DEFAULTS

         4.01 Servicer Defaults; Termination of Servicer.

         (a) Any of the following acts or occurrences shall constitute a "Servicer Default":

                  (i) the Servicer shall fail to deposit, apply or distribute Collections in the manner and at such time as required hereunder, including, without limitation, failing to deliver to the Trustee for distribution to or for the account of a Holder any amounts required to be so distributed pursuant to this Agreement (including a related Servicing Supplement), and such failure shall have continued for a period of ten Business Days after either discovery by an officer of the Servicer of such failure or written notice of such failure shall have been given to the Servicer by the Trustee or such Holder; provided, however, that any such failure with respect to any Sub-Trust shall be a Servicer Default only with respect to such Sub-Trust and not with respect to any other Sub-Trust;

                  (ii) the Servicer shall fail to duly observe or perform in any material respect any of its covenants or agreements in this Agreement or a Servicing Supplement not otherwise covered in this Section 4.01(a), which failure materially and adversely affects the rights of the Origination Trust or a related Holder, Registered Pledgee or a holder of a Security, and such default shall have continued for a period of 90 days after the earlier of the time (A) written notice thereof shall have been given to the Servicer by the Trustee or such Holder or Registered Pledgee or (B) such default becomes known to the Servicer; provided, however, that (1) any such default with respect to any Sub-Trust shall be a Servicer Default only with respect to such Sub-Trust and not with respect to any other Sub-Trust, and (2) the determination of materiality with respect to any Sub-Trust shall be made by reference to the related Holder and not by reference to any other Holder;

                  (iii) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Servicer or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Servicer, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days or immediately upon entry of any decree or order;

                  (iv) the Servicer shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) admit in writing its inability, or be generally unable, to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, (E) be adjudicated a bankrupt or insolvent, (F) file a petition seeking to take advantage of any other law providing for the relief of debtors or
         (G) take any corporate action for the purpose of effecting any of the foregoing;

                  (v) any representation, warranty or statement of the Servicer made in this Agreement or in a related Servicing Supplement (excluding those contemplated by Section 2.06(a)) or any certificate, report or other writing delivered pursuant to this Agreement or a related Servicing Supplement, shall prove to have been incorrect in any material respect when made and has a material adverse effect on a related Holder, Registered Pledgee or a holder of a Security and, if such default is of a type that may be corrected, the failure to correct the default within 30 days after the earlier of the time (A) written notice thereof shall have been given to the Servicer by the Trustee or such Holder or Registered Pledgee or (B) such incorrectness becomes known to the Servicer; provided, however, that (1) any such incorrect representation, warranty or statement made with respect to any Sub-Trust shall be a Servicer Default only with respect to such Sub-Trust and not with respect to any other Sub-Trust and (2) the determination of a material adverse effect with respect to any Sub-Trust shall be made only by reference to the related Holder and not to any other Holder;

                  (vi) the Servicer shall have failed to perform its obligations under Section 2.15(b) with respect to the Contingent and Excess Liability Insurance Policy and such failure shall continue for a period of ten Business Days after the earlier of the time (A) written notice thereof shall have been given to the Servicer by the Trustee, a Holder or Registered Pledgee or (B) such failure becomes known to the Servicer; or

                  (vii) the Servicer shall fail to deliver to the Trustee any report required to be delivered to the Trustee pursuant to this Agreement or a Servicing Supplement within 60 Business Days after the date such report is due; provided, however, that any such failure with respect to any Sub-Trust shall be a Servicer Default only with respect to such Sub-Trust and not with respect to any other Sub-Trust.

Notwithstanding the foregoing, a delay in or failure of performance under clause
(i) for a period of ten Business Days, under clause (ii) for a period of 120 days, under clause (v) for a period of 90 days or under clause (vii) for a period of 60 days, shall not constitute a Servicer Default if caused by a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the Servicer shall
(i) make commercially reasonable efforts to perform its obligations hereunder in a timely manner in accordance with the terms of this Agreement and (ii) provide to the Trustee, the UTI Beneficiary each Related Beneficiary and each related Holder prompt notice of such Force Majeure Event and the resulting delay or failure in performance to which such Force Majeure Event relates, together with a description of its efforts to so perform its obligations hereunder.

         (b) The Servicer shall provide to the Trustee and each related Holder and Registered Pledgee prompt notice of any (i) Servicer Default or (ii) event or condition that, with the giving of notice or the passage of time, or both, would become a Servicer Default, accompanied in each case by a description of the nature of the default and the Servicer's efforts to remedy the same.

         (c) If a Servicer Default shall have occurred and be continuing with respect to one or more Sub-Trusts, the Trustee may remedy such Servicer Default, or at the direction of the Required Related Holders (which, with respect to a Servicer Default relating to a SUBI, shall not include the UTI Beneficiary and which, with respect to a Servicer Default relating only to the UTI, shall only include the UTI Beneficiary), or, if applicable, the holders of Rated Securities (in the manner provided for in the related Servicing Supplement) by notice to the Servicer, the UTI Beneficiary and the related Holders (and, if applicable, the holders of Rated Securities), terminate all (or, if such Servicer Default relates only to a particular Sub-Trust, the applicable portion) of the rights and obligations of the Servicer under this Agreement and the related Servicing Supplement, including all or a portion (allocable to the rights and obligations terminated) of the rights of the Servicer to receive the servicing compensation provided for in Section 2.09 (or the applicable portion thereof) with respect to such Sub-Trust following the assumption by a successor of the Servicer's duties hereunder. Upon any such termination, the Servicer shall continue to perform its functions as Servicer until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer's receipt of such notice, at which time all rights, powers, duties, obligations and responsibilities of the Servicer under this Agreement and the related Servicing Supplement, whether with respect to the Servicing Fee or otherwise, so terminated with respect to one or more Sub-Trusts shall, as applicable, vest in and be assumed by a Successor Servicer appointed by the Trustee pursuant to a servicing agreement with the Origination Trust and the Related Beneficiary, containing substantially the same provisions as this Agreement in respect of the related Sub-Trust (including those with respect to the compensation of such Successor Servicer). The Trustee is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Lessees deemed necessary or advisable by the Trustee), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption. Such action shall include, directing any or all of the related Lessees to remit payments on or in respect of the related Leases and Leased Vehicles to an account or address designated by the Trustee or the Successor Servicer. The Servicer shall comply with its obligations under Section 6.01(b) in connection with any such termination.

         (d) All reasonable costs and expenses incurred in connection with transferring the servicing of the related Leases and Leased Vehicles to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or, if the predecessor Servicer is the Trust Agent, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses. In the event that a Servicer fails to pay costs and expenses for which it is responsible under this Section within a reasonable time after presentation of such documentation, the Successor Servicer shall be entitled to reimbursement therefor as a Liability payable from Trust Assets in accordance with Section
3.08 of the Origination Trust Agreement, and the Origination Trust shall be subrogated to the reimbursement rights of the Successor Servicer against the departing Servicer.

         (e) At the direction of the Registered Pledgee, or if there is none, the Required Related Holders, the Trustee shall waive default by the Servicer in the performance of its obligations hereunder and its consequences with regard to any Sub-Trust, except that any such waiver in respect of a Sub-Trust created pursuant to a Supplement may only be given in accordance with such Supplement or the related Servicing Supplement. Upon any such waiver by the Trustee of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the related Servicing Supplement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         (f) If the Servicer resigns or is terminated as Servicer hereunder, the Trustee, acting at the direction of the Required Related Holders, shall appoint a Successor Servicer hereunder. If a Successor Servicer is not appointed by the effective date of the predecessor Servicer's termination hereunder or resignation pursuant to Section 5.04, the Trust Agent shall act as Successor Servicer with respect to the Sub-Trust or Sub-Trusts affected hereby. If the Origination Trust Agent is unwilling or legally unable to so act, then the Origination Trust shall promptly appoint or petition a court of competent jurisdiction to appoint as Successor Servicer with respect to such Sub-Trust or Sub-Trusts any established entity the regular business of which includes the servicing of motor vehicle leases or retail installment sale contracts.

         (g) In the event of the partial termination by the Trustee of any, but not all, of the Servicer's rights and powers hereunder, the Servicer (and, except with respect to UTI Assets, unless otherwise directed by the Trustee) shall continue to service, administer and collect Leases and Leased Vehicles in unaffected Sub-Trusts and shall have the right to receive servicing compensation in accordance with Section 2.09 with respect to all such unaffected Sub-Trusts.

         (h) Any compensation payable to a Successor Servicer may not be in excess of that permitted the predecessor Servicer unless the related Holders bear such excess costs exclusively.

         4.02 No Effect on Other Parties. Upon any complete or partial termination of the rights and powers of the Servicer pursuant to Section 6.01 or upon any appointment of a Successor Servicer with respect to all or a portion of the Trust Assets, all rights, powers, duties and obligations of the Origination Trust and the Trustee under this Agreement or any other Trust Document shall remain in full force and effect, except as otherwise expressly provided in this Agreement or in any other Trust Document.

                                  ARTICLE Five

                                  THE SERVICER

         5.01 Representations and Warranties. As of the date hereof, the Servicer makes the following representations and warranties with respect to each Sub-Trust to the Origination Trust, each Related Beneficiary and each Holder:

                  (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has corporate power, authority and legal right to acquire, own, sell and service the Leases and the Leased Vehicles and to serve as custodian hereunder, except where failure to do so will not have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Leases and Leased Vehicles as required by this Agreement) requires such qualifications except when the failure to have any such license, approval or qualification would not be likely to have a material adverse effect on the condition, financial or otherwise, of the Servicer or would not be likely to have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

                  (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity or public policy, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

                  (e) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation or bylaws of the Servicer, (ii) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound, (iii) result in the creation or imposition of any material lien upon any properties of the Servicer pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement or a related Servicing Supplement) or (iv) violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties, in each case which breach, default, conflict, lien or violation would be likely to have a material adverse effect on the financial condition of the Servicer.

                  (f) No Proceedings. There are no Proceedings in which the Servicer has been served, or to the Servicer's knowledge, Proceedings which are pending or threatened, in each case, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement;
         (iii) seeking any determination or ruling that would be likely to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement; or (iv) relating to the Servicer and that would be likely to adversely affect the federal income tax attributes of the Origination Trust or any Sub-Trust.

                  (g) Permits, Licenses, Approvals, Consents. The Servicer has obtained any and all permits, licenses, approvals, orders and consents of and made all necessary registrations with, each Governmental Authority and each other Person required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         5.02 Limitation on Liability of Servicer.

         (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Origination Trust, the Trustee, any Beneficiary, any Holder, any Registered Pledgee or any third party beneficiary of this Agreement or any other Trust Document, except as otherwise provided in the applicable Trust Document, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any other Trust Document, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such individual against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties under this Agreement or any other Trust Document.

         (b) Except as otherwise provided in this Agreement or any other Trust Document, the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding not incidental to its duties to service the Leases in accordance with this Agreement, and that in its opinion may involve it in any Liability; provided, however, that the Servicer may undertake any reasonable action it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Origination Trust, and any reasonable expense related to any such undertaking by the Servicer shall be a Reimbursable Expense.

         (c) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Trust Document.

         5.03 Merger.

         (a) The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless (i) the entity formed by such consolidation or into which the Servicer is to be merged or the Person that is to acquire by conveyance, transfer or lease all or substantially all of the assets of the Servicer as an entirety (A) is an entity organized and existing under the laws of the United States or any State and (B) either executes and delivers to the Origination Trust an agreement, in form and substance reasonably satisfactory to the Trustee and the Registered Pledgee, if any, containing an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement and the other Trust Documents or will be so bound by operation of law or (ii) the Servicer will be the surviving corporation resulting from such consolidation or merger.

         (b) Any corporation (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) that may succeed to all or substantially all of the business of the Servicer or (iv) more than 50% of the voting stock of which is directly or indirectly owned by NMAC or any Affiliate thereof and that is otherwise servicing motor vehicle leases or retail installment sale contracts, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under the Trust Documents, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustee and each Holder and Registered Pledgee. The Servicer may appoint one or more nominees to hold title to any or all of the Trust Assets in the name of such nominee title holder for the sole and exclusive benefit of the Origination Trust and, upon the appointment of such a nominee title holder, the Origination Trust or the Trustee (or a Co-Trustee) on behalf of the Origination Trust, as applicable, shall transfer title to all or such portion of the Trust Assets as directed by the Servicer.

         5.04 Servicer Not to Resign; Assignment.

         (a) Except as provided in Section 4.01(c) or 6.01, the Servicer shall not resign from the duties and obligations imposed on it hereby as Servicer except upon a determination by its Board of Directors that by reason of a change in applicable legal requirements, the continued performance by the Servicer of its duties as Servicer under this Agreement would cause it to be in violation of such legal requirements in a manner that would be likely to result in a material adverse effect on the Servicer or its financial condition, such determination to be evidenced by the delivery to the Trustee of a Board Resolution to such effect. No such resignation shall become effective until the date upon which the Servicer becomes unable to act as Servicer, as specified in such notice, unless a Successor Servicer has assumed the duties of the Servicer hereunder. If the Servicer is so required to resign, the Servicer shall assist the Trustee in finding a Successor Servicer, which Person shall enter into a new servicing agreement with the Origination Trust, having substantially the same provisions as this Agreement. The Trustee shall not unreasonably withhold its consent to such a servicing agreement.

         (b) The Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 5.03.

         (c) Except as otherwise provided in this Section, the duties and obligations of the Servicer under this Agreement shall continue until the Servicer is replaced pursuant to Section 4.01 or until this Agreement shall have been terminated as provided in Section 6.01 and shall survive the exercise by the Trustee of any right or remedy under this Agreement or the enforcement by the Trustee of any provision of the other Trust Documents.

                                   ARTICLE Six

                                  MISCELLANEOUS

         6.01 Termination of Agreement; Transfer of Servicing Materials to Successor Servicer.

         (a) This Agreement shall terminate, completely or in part with respect to one or more Sub-Trusts, upon the earlier of (i) the dissolution of the Origination Trust, (ii) with respect to the Servicer, but not as to the applicable Successor Servicer, the discharge of the Servicer in accordance with the terms of this Agreement (completely or with regard to any of (A) the Servicer's obligation to cause the assignment of Leases, Leased Vehicles and related Trust Assets to the Origination Trust or (B) the Servicer's servicing obligations with regard to one or more Sub-Trusts) or (iii) the mutual written determination of the parties hereto (completely or in any part as set forth in clause (ii) above). Upon any termination of the Servicer's servicing obligations hereunder with regard to any Sub-Trust, upon payment of all amounts due to the Servicer hereunder with respect to such Sub-Trust (including related accrued Servicing Fees and additional servicing compensation payable in respect of such Sub-Trust and reimbursement of any advances), the Servicer shall pay to or upon the order of the Trustee or any other Person entitled thereto all monies held by the Servicer on behalf of the Origination Trust or the Trustee with respect to such Sub-Trust. Any termination of the Servicer with respect to one Sub-Trust shall not thereby effect a termination of the Servicer with respect to any other Sub-Trust in existence at the time of such termination.

         (b) If the rights of the Servicer are terminated hereunder with regard to any Sub-Trust, the Servicer shall, upon demand of the Trustee, deliver to the Trustee or the applicable Successor Servicer copies of all books and records necessary for the servicing of the related Leases and Leased Vehicles, all monies collected by it and required to be deposited in any Trust Account or other account relating to the Sub-Trust (including the transfer of applicable Security Deposits being held by the Servicer), and any related Leased Vehicle in its possession that has been repossessed or recovered and is part of Matured Vehicle Inventory and in either case has not yet been sold or otherwise disposed of pursuant to this Agreement. In addition, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the applicable Leases to the Successor Servicer. As promptly as practicable, the Servicer shall provide to the Successor Servicer a current computer tape containing all information required for the servicing of such Leases, together with documentation containing any and all information necessary for use of such computer tape.

         6.02 Amendment.

         (a) Subject to Section 6.02(b), this Agreement may be amended as it relates to (i) the Origination Trust, by written agreement among the Origination Trust, the UTI Beneficiary, the Servicer and any additional Persons required by any Servicing Supplement or (ii) a particular Sub-Trust, by one or more Servicing Supplements among the Origination Trust, the UTI Beneficiary, the Servicer and any additional Persons required by the related Servicing Supplement. A Servicing Supplement may provide, among other things, for further specific servicing obligations with respect to the related Sub-Trust. Such Servicing Supplements may permit the termination of this Agreement insofar as it applies to the related Sub-Trust, upon the terms and conditions set forth therein; provided, that no SUBI Servicing Supplement shall be effective to authorize or effect the termination of this Agreement insofar as it relates to the UTI or any Other SUBI, and no UTI Servicing Supplement shall be effective to authorize or effect the termination of this Agreement insofar as it relates to any SUBI.

         (b) This Agreement may be amended at any time by the UTI Beneficiary, the Origination Trust and the Servicer, without the consent of any Holder or other Beneficiary, (i) to (A) cure any ambiguity, (B) correct or supplement any provision herein that may be inconsistent with any other provision herein, (C) add any provision that provides additional rights to the Holders or (D) ensure that none of the Origination Trust, the Beneficiaries or the Holders is classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, as evidenced by an Opinion of Counsel; provided, in each case, that such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Holder or (ii) for any other purpose, provided that an Opinion of Counsel is delivered to the Trustee to the effect that such amendment or supplement will not materially and adversely affect the interest of any Holder.

         (c) Any amendment or supplement effected contrary to the provisions of this Section shall be void.

         6.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to otherwise applicable principles of conflicts of law.

         6.04 Relationship of this Agreement to Other Trust Documents. Unless the context otherwise requires, this Agreement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. The provisions of this Agreement supersede the servicing provisions of the Origination Trust Agreement. In the event of any actual conflict between the provisions of this Agreement and (i) the Origination Trust Agreement, with respect to the servicing of any Trust Assets, the provisions of this Agreement shall prevail and (ii) any Servicing Supplement with respect to the servicing of any Related Trust Assets, the provisions of such Servicing Supplement shall control with respect to the related Sub-Trust.

         6.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or facsimile transmission, and addressed in each case as follows: (i) if to the Servicer, at 990 West 190th Street, Torrance, California 90502 (telecopier no. (310) 324-2542), Attention: Treasurer; (ii) if to NILT Trust, at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 (telecopier: (312) 228-9401), Attention: NILT, Inc.; (iii) if to the Trustee, at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 (telecopier no. (312) 228-9401), Attention: NILT, Inc., with a copy (which shall not constitute notice) to the UTI Beneficiary; (iv) if to the Origination Trust, at the Trust Office (telecopier no. (310) 324-2542); or (v) with respect to any of the foregoing Persons, at such other address or telecopier number as shall be designated by such Person in a written notice to the other parties hereto. Delivery shall occur only upon receipt or rejected tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder. A copy of all notices to the Trustee shall be delivered to the Trust Agent.

         6.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Servicing Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, as supplemented or amended, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any Servicing Supplement.

         6.07 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative or designee of the Trustee, the UTI Beneficiary, a UTI Holder or Registered Pledgee during the normal business hours of the Servicer, to examine all books of account, records, reports and other papers of the Servicer relating to the Trust Assets, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee, UTI Beneficiary, UTI Holder or Registered Pledgee, as applicable, and to discuss the affairs, finances and accounts related to the Trust Assets with its officers and employees, all at such reasonable times and as often as may be reasonably requested. Such rights shall include, but shall not be limited to, any offsite storage facilities at which any data (including, without limitation, computerized records), together with all operating software and appropriate documentation, may be held. The Trustee, the UTI Beneficiary and each UTI Holder and Registered Pledgee agree to keep confidential all confidential information of the Servicer acquired during any such examination as if such information were its own confidential information, except to the extent necessary for the purposes of this Agreement or the enforcement thereof. Unless a Servicer Default has occurred and is continuing, any expense incident to the exercise by the Trustee, the UTI Beneficiary, a UTI Holder or the Registered Pledgee of any right under this Section shall be paid as a Trust Expense of the UTI.

         6.08 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

         6.09 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         6.11 Further Assurances. Each party shall take such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

         6.12 Third-Party Beneficiaries. The UTI Beneficiary and each UTI Holder and Registered Pledgee shall be third party beneficiaries of this Agreement. The related Beneficiary, the related Holders and any other Person designated as a third party beneficiary in a servicing Supplement shall be third party beneficiaries of this Agreement as supplemented by such Servicing Supplement. Except as otherwise provided in this Agreement or a Servicing Supplement, no other Person shall have any rights hereunder.

         6.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege under this Agreement or any Servicing Supplement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and any Servicing Supplement are cumulative and not exhaustive of any rights, remedies, powers or privileges provided at law, in equity or otherwise.

         6.14 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date on which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the UTI Beneficiary, the Trustee, the Origination Trust, any Special Purpose Affiliate, any Beneficiary, any general partner of a Beneficiary or of a Special Purpose Affiliate that is a partnership, any member of a Beneficiary or of a Special Purpose Affiliate (or any of their respective general partners) that is a limited liability company or any trustee of a Beneficiary or of a Special Purpose Affiliate which is a trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or State bankruptcy or similar law. This Section shall survive the complete or partial termination of this Agreement or the complete or partial resignation or removal of the Servicer.

                         ARTICLES SEVEN, EIGHT AND NINE

                                   [RESERVED]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                    NISSAN-INFINITI LT

                                    By: NILT, INC.,
                                        as Trustee of Nissan-Infiniti LT

                                    By: /s/ Nancie J. Arvin
                                        -------------------
                                        Name: Nancie J. Arvin
                                        Title: Vice President

                                    NILT TRUST,
                                       as UTI Beneficiary

                                    By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                    By: /s/ Nancie J. Arvin
                                        -------------------
                                        Name: Nancie J. Arvin
                                        Title: Vice President

                                    NISSAN MOTOR ACCEPTANCE CORPORATION,
                                       as Servicer

                                    By: /s/Robin A. Norris
                                        -------------------
                                        Name: Robin A. Norris
                                        Title: Vice President

                                                                      SCHEDULE I

                            LEASE DOCUMENT LOCATIONS

         Nissan Motor Acceptance Corporation facilities locations:

                  2901 Kinwest Parkway
                  Irving, Texas  75063-5809

                  990 West 190th Street
                  Torrance, California  90502-1019

         Location of Offsite Records:

                  Iron Mountain
                  1235 N. Union Bower
                  Irving, Texas  75061

                  Iron Mountain
                  5911 Fresca Drive
                  La Palma, California  90623

                                                                       EXHIBIT A

                                   DEFINITIONS

         "Accountant" means a firm of public accountants of nationally recognized standing.

         "Adjusted Capitalized Cost" means, with respect to any leased vehicle, the Gross Capitalized Cost less the Capitalized Cost Reduction, which amount is used in calculating the Monthly Payment.

         "Administrative Charge" has the meaning set forth in the Origination Trust Agreement, plus any disposition fee, with respect to any Lease or Lease Vehicle.

         "Administrative Lien" has the meaning set forth in the Origination Trust Agreement.

         "Affiliate" has the meaning set forth in the Origination Trust
Agreement.

         "Agreement" means this Servicing Agreement, as amended or supplemented from time to time; provided, however, that except as otherwise provided therein, a supplement hereto with respect to the UTI or a SUBI will only supplement this Servicing Agreement as it relates to the UTI or such SUBI, as the case may be.

         "Agreement to Provide Insurance" means the agreement of such name required to be executed by each Lessee as a condition to its Lease in accordance with the Credit and Collection Policy, or any successor to such agreement.

         "Assignment Agreement" has the meaning set forth in the Origination Trust Agreement.

         "Assignment Date" means, with respect to any Lease or Leased Vehicle, the date such Lease or Leased Vehicle is transferred to the Origination Trust.

         "Auction Proceeds" means, with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Vehicle which is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

         "Beneficiaries" has the meaning set forth in the Origination Trust Agreement.

         "Board of Directors" means, with respect to any Person (which, in the case of a partnership, shall be its managing general partner or, if there is no managing general partner, any general partner thereof and in the case of a trust shall be its beneficiary), either its Board of Directors or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person (which, in the case of a partnership, shall be its managing general partner or, if there is no managing general partner, any general partner thereof and in the case of a trust shall be its beneficiary), a copy of a resolution certified by its Secretary or an Assistant Secretary to have been duly adopted by the Board of

Directors of such Person and to be in full force and effect on the date of such certification and delivered to the entity to which such resolution is required to be delivered.

         "Business Day" has the meaning set forth in the Origination Trust Agreement.

         "Calculation Date" means, with respect to any Collection Period, the fifteenth calendar day of the immediately succeeding Collection Period, or if such day is not a Business Day, the Business Day immediately preceding such calendar day.

         "Capital Contribution" has the meaning set forth in the Origination Trust Agreement.

         "Capitalized Cost Reduction" has the meaning set forth in the Origination Trust Agreement.

         "Certificate of Title" has the meaning set forth in the Origination Trust Agreement.

         "Claim" has the meaning set forth in the Origination Trust Agreement.

         "Collection Account" means with respect to (i) the UTI, the Collection Account established and maintained with respect to the UTI pursuant to the related UTI Supplement and (ii) a SUBI, the Collection Account established and maintained with respect to a SUBI pursuant to the related SUBI Supplement.

         "Collection Account Balance" means, with respect to each Collection Account, as of any date, the balance on deposit in such Collection Account as of the close of business on the immediately preceding date.

         "Collection Period" means, except as otherwise provided in the Servicing Supplement relating to a Sub-Trust, each calendar month.

         "Collections" means, with respect to any Collection Period and Sub-Trust, all collections received on or with respect to the related Leases and Leased Vehicles in respect of such Collection Period, including the following:
(i) Monthly Payments (including Payments Ahead when received), Payoffs, Administrative Charges and any other payments under the Leases; (ii) Net Auction Proceeds; (iii) Net Liquidation Proceeds not included in Net Auction Proceeds;
(iv) any Net Insurance Proceeds; and (iv) any proceeds of Dealer Recourse.

         "Consolidated Tax Filings" means periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Origination Trust and the Trustee prepared for Nissan North America, Inc. or NMAC and their respective Affiliates on a consolidated basis.

         "Contingent and Excess Liability Insurance Policy" means the policy numbered ACV70334G-0, issued to the Servicer and the Trustee, on behalf of the Origination Trust, by Yasuda Fire and Marine of America, plus all contingent, excess or umbrella policies from time to time issued with the Trustee or the Origination Trust named as an additional insured or loss payee, in each case to the extent applicable to any Lease or Leased Vehicle and, in each case, all replacement or successor policies.

         "Co-Trustee" means any Person appointed to serve as a co-trustee or a separate trustee or nominee holder of legal title of all or any part of a Trust Asset pursuant to Section 5.11(a) of the Origination Trust Agreement.

         "Credit and Collection Policy" means the credit and collection policy related to the Leases and Leased Vehicles maintained by the Servicer on behalf of the Origination Trust pursuant to Section 2.01(b).

         "Dealer" has the meaning set forth in the Origination Trust Agreement.

         "Dealer Agreement" has the meaning set forth in the Origination Trust Agreement.

         "Dealer Recourse" means, with respect to any Lease, all rights arising under the related Dealer Agreement or otherwise against the Dealer which originated such Lease.

         "Delaware Trustee" has the meaning set forth in the recitals.

         "Deposit Date" means, with respect to a Collection Period, the Business Day immediately preceding the related Payment Date.

         "Disposition Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Leased Vehicle by the Servicer.

         "Distribution Account" means such account as may be established pursuant to a Supplement, a Servicing Supplement or related Securitized Financing Documents into which distributions to holders of Securities are required to be deposited.

         "Dollar" and the sign "$" mean lawful money of the United States of America.

         "Eligible Lease" has the meaning set forth in the Origination Trust Agreement.

         "Filings" has the meaning set forth in Section 2.12(b).

         "Filings Power of Attorney" means a power of attorney granted by the Trustee on behalf of the Origination Trust to the Servicer pursuant to Section 2.12(b), substantially in the form of Exhibit C.

         "Force Majeure Event" means an act beyond the reasonable control of the Servicer, including acts of God, war, vandalism or sabotage, rioting, accidents, fires, floods, earthquakes, hurricanes, strikes, labor disputes, mechanical breakdowns, shortages or delays in obtaining suitable parts, equipment, material, labor or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or any governmental agency or any event similar to the foregoing.

         "Grantor" has the meaning set forth in the recitals.

         "Gross Capitalized Cost" has the meaning set forth in the Origination Trust Agreement.

         "Holder" has the meaning set forth in the Origination Trust Agreement.

         "Independent" when used with respect to any Accountant, means such an Accountant, who may also be the Accountant who audits a Beneficiary, NMAC, the Servicer or any of their respective Affiliates, who is Independent with respect to such entity as contemplated by Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

         "Insurance Expenses" means any Insurance Proceeds (i) applied to the repair of the related Leased Vehicle, (ii) released to the related Lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (iii) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses or Disposition Expenses and recoverable by the Servicer under this Agreement or any Servicing Supplement.

         "Insurance Policy" has the meaning set forth in the Origination Trust Agreement.

         "Insurance Proceeds" has the meaning set forth in the Origination Trust Agreement.

         "Lease" has the meaning set forth in the Origination Trust Agreement.

         "Lease Book Balance" means, with respect to any Lease as of any day, the Adjusted Capitalized Cost of such Lease minus accumulated depreciation of the related Leased Vehicle.

         "Lease Documents" means, with respect to each Lease, (i) the original, fully executed Lease, (ii) the Agreement to Provide Insurance and any other documentation of the Lessee's insurance coverage customarily maintained by the Servicer, (iii) a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer statements required by applicable law, (iv) the original Certificate of Title (or a copy of the application therefor if the Certificate of Title has not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file in accordance with its customary practices indicating that title to the related Leased Vehicle is in the name of the Origination Trust (or such other name as directed by the Servicer pursuant to Section 2.04(a)) and noting thereon any Administrative Lien, if required, and (v) any and all other documents that the Servicer keeps on file in accordance with its customary practices related to such Lease or the related Leased Vehicle or Lessee, including any written agreements modifying such Lease (including any extension agreements).

         "Leased Vehicle" has the meaning set forth in the Origination Trust Agreement.

         "Leased Vehicle Power of Attorney" means a power of attorney granted by the Trustee (or a Co-Trustee) on behalf of the Origination Trust to the Servicer pursuant to Section 2.11(b), substantially in the form of Exhibit B.

         "Lessee" has the meaning set forth in the Origination Trust Agreement.

         "Lessor" has the meaning set forth in the Origination Trust Agreement.

         "Liability" has the meaning set forth in the Origination Trust
Agreement.

         "Liquidated Lease" means a Lease (i) which is terminated by the Servicer prior to its Maturity Date following a default thereunder or (ii) with respect to which the related Lessee is no longer obligated to make Monthly Payments.

         "Liquidated Vehicle" means the Leased Vehicle related to a Liquidated Lease.

         "Liquidation Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the Lessee under such Lease) or other expenses incurred prior to repossession, recovery or return of the Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of a Liquidated Vehicle that has been repossessed or recovered or has reached its Maturity Date, expenses incurred in connection with making claims under any related Insurance Policy and expenses incurred in connection with making claims for any Liquidation Expenses.

         "Liquidation Proceeds" means all amounts received by the Servicer with respect to a Liquidated Lease and the related Liquidated Vehicle in connection with the attempted realization of the full amounts due or to become due under the Lease, including Net Auction Proceeds related to such Liquidated Vehicle, but excluding Insurance Proceeds.

         "Loss" has the meaning set forth in the Origination Trust Agreement.

         "Matured Vehicle" as of any date means any Leased Vehicle the related Lease of which has reached its Maturity Date or has been terminated by the related Lessee prior to the Maturity Date (and the Lessee is not in default under such Lease), which Leased Vehicle has been returned to the Servicer on behalf of the Origination Trust.

         "Matured Vehicle Inventory" means, as of any date, all Matured Vehicles that have not yet been sold or otherwise disposed of by the Servicer pursuant to this Agreement and the related Servicing Supplement.

         "Maturity Date" has the meaning set forth in the Origination Trust Agreement.

         "Monthly Payment" has the meaning set forth in the Origination Trust Agreement.

         "Net Auction Proceeds" means Auction Proceeds net of related Disposition Expenses.

         "Net Insurance Proceeds" means Insurance Proceeds net of related Insurance Expenses.

         "Net Liquidation Proceeds" means Liquidation Proceeds net of related Liquidation Expenses.

         "NILT Trust" has the meaning set forth in the preamble.

         "NMAC" means Nissan Motor Acceptance Corporation, a California corporation, and its successors.

         "NMAC's Portfolio" means, as of any date, all new or used Nissan or Infiniti automobiles, sport utility vehicles, minivans or light-duty trucks leased to lessees under lease contracts that are serviced by NMAC for itself or others, whether or not such lease contracts have been assigned to the Origination Trust.

         "Officer's Certificate" has the meaning set forth in the Origination Trust Agreement.

         "Origination Trust" has the meaning set forth in the preamble.

         "Origination Trust Agreement" has the meaning set forth in the recitals.

         "Payment Ahead" has the meaning set forth in the Origination Trust Agreement.

         "Payment Date" means, except as otherwise set forth in a Servicing Supplement, the twentieth day of each month, or, if such day is not a Business Day, the immediately succeeding Business Day, commencing with the first Payment Date specified in the related Servicing Supplement.

         "Payment Information" has the meaning set forth in Section 2.07(c)(i).

         "Payoff" means amounts paid to the Servicer to purchase a Leased
Vehicle.

         "Person" has the meaning set forth in the Origination Trust Agreement.

         "Principal Service Facility" means the principal servicing facility of the Servicer, located, as of the date hereof, at 2901 Kinwest Parkway, Irving, Texas 75063-5809 (P.O. Box 660366, Dallas, Texas 75266-0368) or such other address as specified by the Servicer in writing to the other parties hereto.

         "Proceeding" has the meaning set forth in the Origination Trust Agreement.

         "Registered Pledgee" has the meaning set forth in the Origination Trust Agreement.

         "Registrar of Titles" has the meaning set forth in the Origination Trust Agreement.

         "Reimbursable Expense" means an amount advanced by the Servicer to pay the allocable share of the Sub-Trust's (i) costs or expenses associated with a Proceeding pursuant to Section 2.01(d) or 5.02(b) hereof or (ii) fees or expenses of the Trustee and any Co-Trustees pursuant to Section 5.13 of the Origination Trust Agreement.

         "Related Beneficiary" has the meaning set forth in the Origination Trust Agreement.

         "Related Trust Assets" has the meaning set forth in the Origination Trust Agreement.

         "Repurchase Amount" means, with respect to any (i) UTI Lease to be repurchased by the Servicer pursuant to Section 2.06(b) or 2.06(c), the Lease Book Balance of such Lease as of the end of the Collection Period preceding the Collection Period in which (a) the cure period ended with respect to Section 2.06(b) or (b) the Servicer discovers or receives notice of such change with respect to Section 2.06(c) and (ii) SUBI Lease to be repurchased by the Servicer pursuant to Section 2.06(b) or 2.06(c), the purchase price as set forth in the related SUBI Servicing Supplement.

         "Required Collection Account Balance" means, except as otherwise required by the related Servicing Supplement, with respect to each Collection Account as of the last day of a Collection Period, an amount equal to the related Sub-Trust's share of all accrued but unpaid Reimbursable Expenses and Trust Expenses as of such date.

         "Required Related Holders" means, with respect to (i) the UTI, the Holders of UTI Certificates representing beneficial ownership of 51% of the UTI (excluding any UTI Certificates held by the UTI Beneficiary, but only if any are not held by the UTI Beneficiary, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates) and (ii) any SUBI, the Holders of SUBI Certificates representing 51% of the related ownership interest in the SUBI (excluding any SUBI Certificates held by the UTI Beneficiary, the Related Beneficiary, the Servicer (so long as NMAC or an Affiliate is the Servicer) or any of their respective Affiliates).

         "Residual Value" has the meaning set forth in the Origination Trust Agreement.

         "Responsible Officer" has the meaning set forth in the Origination Trust Agreement.

         "Restricted Jurisdiction" means, with respect to (i) the UTI, any jurisdiction in which the Origination Trust is not qualified and licensed to do business and (ii) a SUBI, any jurisdiction in which the Origination Trust is not qualified and licensed to do business and such other jurisdictions as may be specified in the related SUBI Servicing Supplement.

         "Schedule of Leases and Leased Vehicles" has the meaning set forth in the Origination Trust Agreement.

         "Securitized Financing" has the meaning set forth in the Origination Trust Agreement.

         "Securitized Financing Documents" has the meaning set forth in the Origination Trust Agreement.

         "Security" has the meaning set forth in the Origination Trust
Agreement.

         "Security Deposit" has the meaning set forth in the Origination Trust Agreement.

         "Servicer Default" has the meaning set forth in Section 4.01.

         "Servicer" means NMAC, in its capacity as servicer under this Agreement, and each Person succeeding to the duties of the Servicer hereunder pursuant to Section 4.01(f) or 5.03(b).

         "Servicing Fee" means the fee payable on each Payment Date equal to, with respect to each Collection Period, with respect to (i) the UTI, one-twelfth of the product of (A) 1.00% and (B) the Lease Book Balance of the UTI Leases as of the first day of such Collection Period and (ii) a SUBI, the amount described in the related SUBI Servicing Supplement.

         "Servicing Supplement" means either a UTI Servicing Supplement or a SUBI Servicing Supplement, as the context may require.

         "Settlement Statement" has the meaning set forth in the related Servicing Supplement.

         "State" has the meaning set forth in the Origination Trust Agreement.

         "Sub-Trust" has the meaning set forth in the Origination Trust
Agreement.

         "SUBI" has the meaning set forth in the recitals.

         "SUBI Collections" shall have the meaning set forth in the related Servicing Supplement.

         "SUBI Lease Account" has the meaning set forth in the Origination Trust Agreement.

         "SUBI Servicing Supplement" has the meaning set forth in the Origination Trust Agreement.

         "SUBI Supplement" has the meaning set forth in the Origination Trust Agreement.

         "SUBI Vehicle" means a Leased Vehicle allocated to a SUBI.

         "Successor Servicer" means an entity that accepts an appointment by the Trustee or a court to serve as successor Servicer hereunder pursuant to Section 4.01(f), or, if no such entity accepts an appointment by the effective date of a Servicer's termination hereunder, the Trust Agent until such time as a Successor Servicer accepts an appointment hereunder.

         "Supplement" has the meaning set forth in the Origination Trust Agreement.

         "Tax" has the meaning set forth in the Origination Trust Agreement.

         "Trust Agent" has the meaning set forth in the recitals.

         "Trust Asset Transfer" has the meaning set forth in the Origination Trust Agreement.

         "Trust Assets" has the meaning set forth in the Origination Trust Agreement.

         "Trust Document" has the meaning set forth in the Origination Trust Agreement.

         "Trust Maintenance Fees" means fees of the Trustee and of the Delaware Trustee and any other co-trustees appointed by the Trustee allocable to the UTI.

         "Trust Office" has the meaning set forth in the Origination Trust Agreement.

         "Trustee" has the meaning set forth in the recitals.

         "UCC" means the Uniform Commercial Code in effect in the applicable jurisdiction.

         "UTI" has the meaning set forth in the Origination Trust Agreement.

         "UTI Assets" has the meaning set forth in the recitals.

         "UTI Beneficiary" has the meaning set forth in the preamble.

         "UTI Collections" means, with respect to any Collection Period, all funds collected or received by the Servicer in respect of the UTI Assets during such Collection Period.

         "UTI Holder" means a Holder of a UTI Certificate.

         "UTI Servicing Supplement" has the meaning set forth in the Origination Trust Agreement.

         "UTI Supplement" has the meaning set forth in the Origination Trust Agreement.

         "UTI Vehicle" means a Leased Vehicle allocated to the UTI.

         "Vehicle Representation Date" means, with respect to the Servicer's representations and warranties in Section 2.06(a), with respect to (i) the UTI, the Assignment Date of each related Lease and (ii) a SUBI, the "Vehicle Representation Date" as defined in the related SUBI Servicing Supplement.

                                                                       EXHIBIT B

                  LEASED VEHICLE POWER OF ATTORNEY PURSUANT TO
                   SECTION 2.11(b) OF THE SERVICING AGREEMENT

         KNOW ALL MEN BY THESE PRESENTS, that NILT, Inc., a Delaware corporation (the "Grantor") located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, as trustee, of Nissan-Infiniti LT, a Delaware business trust (the "Trust"), does hereby appoint Nissan Motor Acceptance Corporation, a California corporation located at 990 West 190th Street, Torrance, California 90502 (the "Grantee"), as its attorney-in-fact with full power of substitution and hereby authorizes and empowers the Grantee, in the name of and on behalf of the Grantor or the Trust, to take the following actions from time to time with respect to the motor vehicles referred to as "Leased Vehicles" in each Servicing Agreement, dated as of March 1, 1999 (the "Servicing Agreement"), among the Trust, NILT Trust, a Delaware business trust ("NILT Trust"), as UTI Beneficiary, and the Grantee, such Leased Vehicles being more particularly described in the currently effective "Schedule of Leases and Leased Vehicles", as defined in the Servicing Agreement (such motor vehicles, the "Leased Vehicles"), a copy of which "Schedule of Leases and Leased Vehicles" is maintained by the Grantee and is incorporated herein by this reference as though fully set forth herein, for the purpose of enabling the Grantee in the name of the Grantor or the Trust to transfer, liquidate or dispose of the Leased Vehicles, upon such terms and conditions as the Grantee deems advisable, namely to:

                  (a) sign the Grantor's or the Trust's name to any bills of sale, certificates of title, assignments of title, transfers of title or registration, applications for title or registration, application for transfer of title or registration, notices of sale, odometer statements or similar forms with respect to the repossession, repair, recovery, sale or other disposition of any of the Leased Vehicles; and

                  (b) execute and deliver any and all instruments and take any and all further action in the name of or on behalf of the Grantor or the Trust as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

         The Grantee is hereby empowered to do any and all lawful acts necessary or desirable to effect the repair or transfer of the Leased Vehicles and the Grantor hereby ratifies and confirms any and all lawful acts that the Grantee shall undertake pursuant to and in conformity with this Power of Attorney.

         This Power of Attorney is revocable in whole or in part as to the powers herein granted with respect to the Leased Vehicles related to one or more Sub-Trusts upon notice by the Grantor. If not earlier revoked, this Power of Attorney shall expire, completely or, if so indicated, in part, upon the earlier of (i) the termination of that certain amended and restated trust and servicing agreement, dated as of August 26, 1998 (the "Origination Trust Agreement"), among NILT Trust, as UTI Beneficiary, Grantee, as Servicer, Grantor, as trustee, Wilmington Trust Company, as Delaware trustee, and for certain limited purposes set forth therein, U.S. Bank

National Association, a national banking association, as trust agent, and (ii) the termination of the Servicing Agreement (completely or with respect to the Servicer's servicing obligations relating to one or more Sub-Trusts), as each may be amended, restated or supplemented from time to time. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Origination Trust Agreement or the Servicing Agreement, as the case may be.

         This Power of Attorney shall be created under and governed and construed under the internal laws of the State of California.

         The Grantor executes this Power of Attorney with the intent to be legally bound hereby, and with the intent that such execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

         Dated as of the first day of March, 1999.

                                    NILT, INC.,
                                        as Trustee of Nissan-Infiniti LT

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                      FILINGS POWER OF ATTORNEY PURSUANT TO
                   SECTION 2.12(b) OF THE SERVICING AGREEMENT

         KNOW ALL MEN BY THESE PRESENTS, that NILT, Inc., a Delaware corporation (the "Grantor") located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601, as trustee, of Nissan-Infiniti LT, a Delaware business trust (the "Trust"), does hereby appoint Nissan Motor Acceptance Corporation, a California corporation, located at 990 West 190th Street, Torrance, California 90502 (the "Grantee"), as its attorney-in-fact, with full power of substitution and hereby authorizes and empowers the Grantee, in the name of and on behalf of the Grantor or the Trust, to take the following actions from time to time with respect to certain filings referred to in each Servicing Agreement, dated as of March 1, 1999 (the "Servicing Agreement"), among the Trust, NILT Trust, a Delaware business trust, and the Grantee, for the purposes of enabling the Grantee in the name of the Grantor or the Trust to:

                  (a) sign the Grantor's or the Trust's name to any (i) periodic sales and use tax, income or franchise tax or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a trust or a business trust or (iv) other periodic governmental filings, registrations, returns or approvals (collectively, "Filings") arising with respect to or required of the Grantor or the Trust; and

                  (b) identify any surety bonds or other ancillary undertakings required of the Grantor or the Trust in respect of any Filing, execute and deliver any and all instruments and take any and all further action in the name of and on behalf of the Grantor or the Trust as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

         The Grantee is hereby empowered to do any and all lawful acts necessary or desirable to effect such Filings and the payment of such fees, costs and taxes as necessary to complete these actions and the Grantor hereby ratifies and confirms any and all lawful acts that the Grantee shall do pursuant to and in conformity with this Power of Attorney.

         This Power of Attorney is revocable in whole or in part as to the powers herein granted with respect to the Filings related to one or more Sub-Trusts (as defined in the Origination Trust Agreement described below) upon notice by the Grantor. If not earlier revoked, this Power of Attorney shall expire, completely or, if so indicated, in part, upon the earlier of (i) the termination of that certain amended and restated trust and servicing agreement, dated as of August 26, 1998 (the "Origination Trust Agreement") among NILT Trust, as UTI Beneficiary, the Grantee, as Servicer, the Grantor, as trustee, Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, and for certain limited purposes only, U.S. Bank National Association, a national banking association, as trust agent, and (ii) the termination of the Servicing Agreement (completely or with respect to the Servicer's servicing obligations relating to one or more Sub-Trusts), as each may be amended, restated or supplemented from time to time. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Origination Trust Agreement.

         This Power of Attorney shall be created under and governed and construed under the internal laws of the State of California.

         The Grantor executes this Power of Attorney with the intent to be legally bound hereby, and with the intent that such execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

         Dated as of the first day of March, 1999.

                                    NILT, INC.,
                                        as Trustee of Nissan-Infiniti LT

                                    By: ________________________________________
                                        Name:
                                        Title:

                                       C-2